Exhibit 99.1

Cohu Reports Second Quarter 2024 Results

●	Second quarter revenue $104.7 million, approximately 66% recurring

●	Gross margin of 44.8%; non-GAAP gross margin of 45.1%

●	Launched two new products: Krypton inspection metrology system and cStrider MEMS probe card

●	Announced multi-year estimated $100 million win for test automation and inspection systems

POWAY, Calif., July 31, 2024 – Cohu, Inc. (NASDAQ: COHU), a global supplier of equipment and services optimizing semiconductor manufacturing yield and productivity, today reported fiscal 2024 second quarter net sales of $104.7 million and GAAP loss of $15.8 million or $0.34 per share. Net sales for the first six months of 2024 were $212.3 million and GAAP loss was $30.4 million or $0.65 per share.

Cohu also reported non-GAAP results, with second quarter 2024 loss of $0.6 million or $0.01 per share and income of $0.0 million or $0.00 per share for the first six months of 2024.

GAAP Results
(in millions, except per share amounts)	Q2 FY 2024	Q1 FY 2024	Q2 FY 2023	6 Months 2024	6 Months 2023
Net sales	$104.7	$107.6	$168.9	$212.3	$348.3
Net income (loss)	$(15.8)	$(14.6)	$10.6	$(30.4)	$26.3
Net income (loss) per share	$(0.34)	$(0.31)	$0.22	$(0.65)	$0.55

Non-GAAP Results
(in millions, except per share amounts)	Q2 FY 2024	Q1 FY 2024	Q2 FY 2023	6 Months 2024	6 Months 2023
Net income (loss)	$(0.6)	$0.6	$22.9	$0.0	$49.9
Net income (loss) per share	$(0.01)	$0.01	$0.48	$0.00	$1.04

Total cash and investments at the end of second quarter 2024 were $262.4 million. Cohu repurchased 267,000 shares of its common stock in the second quarter for an aggregate amount of approximately $8.2 million.

“Cohu continued to execute well on new product development initiatives and delivered several design-wins to expand customer and addressable markets. We secured two customer awards for the new Krypton inspection metrology system, two Taiwanese OSATs adopted the Diamondx tester, and we landed a leading silicon carbide customer with our new cStrider power probe card,” said Cohu President and CEO Luis Müller. “Estimated test cell utilization improved for the second quarter in a row to 74%, a 2 point sequential increase from the March quarter. It is encouraging to see utilization improvements, particularly in computing and mobile segments.”

Cohu expects third quarter 2024 sales to be in a range of $95 million +/- $5 million.

Conference Call Information:

The Company will host a live conference call and webcast with slides to discuss second quarter 2024 results at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on July 31, 2024. Interested parties may listen live via webcast on Cohu’s investor relations website at https://edge.media-server.com/mmc/p/c4ojba35.

To participate via telephone and join the call live, please register in advance at https://register.vevent.com/register/BI7136d97fb78049e0a84cc55da2f543aa to receive the dial-in number along with a unique PIN number that can be used to access the call.

About Cohu:

Cohu (NASDAQ: COHU) is a global technology leader supplying test, automation, inspection and metrology products and services to the semiconductor industry. Cohu’s differentiated and broad product portfolio enables optimized yield and productivity, accelerating customers’ manufacturing time-to-market. Additional information can be found at www.cohu.com.

Use of Non-GAAP Financial Information:

Included within this press release and accompanying materials are non-GAAP financial measures, including non-GAAP Gross Margin/Profit, Income and Income (adjusted earnings) per share, Operating Income, Operating Expense, effective tax rate, free cash flow, net cash per share and Adjusted EBITDA that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, the amortization of purchased intangible assets, manufacturing transition and severance costs, acquisition-related costs and associated professional fees, restructuring costs, impairments, inventory step-up, depreciation of purchase accounting adjustments to property, plant and equipment, amortization of cloud-based software implementation costs (Adjusted EBITDA only) and loss on extinguishment of debt (Adjusted EBITDA only). Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. With respect to any forward-looking non-GAAP figures, we are unable to provide without unreasonable efforts, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures due to their inherent uncertainty.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management uses non-GAAP measures for a variety of reasons, including to make operational decisions, to determine executive compensation in part, to forecast future operational results, and for comparison to our annual operating plan. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain statements contained in this release and accompanying materials may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding new product introductions or customer adoptions and corresponding financial impacts; expectations related to our FY2024 outlook, including quarterly projections; effects of test cell utilization on future business; and any other statements that are predictive in nature and depend upon or refer to future events or conditions; and/or include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend;” and/or other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Any third-party industry analyst forecasts quoted are for reference only and Cohu does not adopt or affirm any such forecasts.

Actual results and future business conditions could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: new product investments and product enhancements which may not be commercially successful; the semiconductor industry is seasonal, cyclical, volatile and unpredictable; recent erosion in mobile, automotive and industrial market sales; our ability to manage and deliver high quality products and services; failure of sole source contract manufacturer or our ability to manage third-party raw material, component and/or service providers; ongoing inflationary pressures on material and operational costs coupled with rising interest rates; economic recession; the semiconductor industry is intensely competitive, subject to rapid technological changes, and experiences consolidation of key customers for semiconductor test equipment; a limited number of customers account for a substantial percentage of net sales; significant exports to foreign countries with economic and political instability and competition from a number of Asia-based manufacturers; our relationships with customers may deteriorate; loss of key personnel; risks of using artificial intelligence within Cohu’s product developments and business; reliance on foreign locations and geopolitical instability in such locations critical to Cohu and its customers; natural disasters, war and climate-related changes, including related economic impacts; levels of debt; access to sufficient capital on reasonable or favorable terms; foreign operations and related currency fluctuations; required or desired accounting charges and the cost or effectiveness of accounting controls; instability of financial institutions where we maintain cash deposits and potential loss of uninsured cash deposits; significant goodwill and other intangibles as percentage of our total assets; increasingly restrictive trade and export regulations impacting our ability to sell products, specifically within China; risks associated with acquisitions, investments and divestitures such as integration and synergies; constraints related to corporate governance structures; share repurchases and related impacts; financial or operating results that are below forecast or credit rating changes impacting our stock price or financing ability; law/regulatory changes and including environmental or tax law changes; significant volatility in our stock price; the risk of cybersecurity breaches; enforcing or defending intellectual property claims or other litigation.

These and other risks and uncertainties are discussed more fully in Cohu’s filings with the SEC, including our most recent Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106

COHU, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended (1)		Six Months Ended (1)
	June 29,	July 1,	June 29,	July 1,
	2024 (2)	2023	2024	2023
Net sales	$104,701	$168,921	$212,315	$348,292
Cost and expenses:
Cost of sales (excluding amortization)	57,779	88,576	116,144	181,729
Research and development	21,342	22,466	43,678	44,976
Selling, general and administrative	32,118	32,798	67,200	66,987
Amortization of purchased intangible assets	9,748	9,006	19,543	17,760
Restructuring charges	13	416	22	1,304
	121,000	153,262	246,587	312,756
Income (loss) from operations	(16,299)	15,659	(34,272)	35,536
Other (expense) income:
Interest expense	(144)	(727)	(433)	(1,855)
Interest income	2,333	2,732	5,042	5,450
Foreign transaction loss	(373)	(645)	(914)	(1,085)
Loss on extinguishment of debt	-	-	(241)	(369)
Income (loss) from operations before taxes	(14,483)	17,019	(30,818)	37,677
Income tax provision (benefit)	1,286	6,435	(414)	11,408
Net income (loss)	$(15,769)	$10,584	$(30,404)	$26,269

Income (loss) per share:
Basic:	$(0.34)	$0.22	$(0.65)	$0.55
Diluted:	$(0.34)	$0.22	$(0.65)	$0.55

Weighted average shares used in computing income (loss) per share: (3)
Basic	46,965	47,618	47,049	47,481
Diluted	46,965	48,028	47,049	48,099

(1)	The three- and six-month periods ended June 29, 2024 and July 1, 2023 were both comprised of 13 weeks and 26 weeks, respectively.
(2)

On January 30, 2023 the Company completed the acquisition of MCT Worldwide, LLC (“MCT”) and on October 2, 2023 the Company completed the acquisition of Equiptest Engineering Pte. Ltd. (“EQT”). The results of MCT’s and EQT’s operations have been included since those dates.

(3)	For the three- and six-month periods ended June 29, 2024, potentially dilutive securities were excluded from the per share computations due to their antidilutive effect.

COHU, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	June 29,	December 30,
	2024	2023
Assets:
Current assets:
Cash and investments (1)	$262,397	$335,698
Accounts receivable	103,025	124,624
Inventories	146,074	155,793
Other current assets	34,629	22,703
Total current assets	546,125	638,818
Property, plant & equipment, net	74,907	69,085
Goodwill	237,476	241,658
Intangible assets, net	130,922	151,770
Operating lease right of use assets	14,896	16,778
Other assets	34,706	32,243
Total assets	$1,039,032	$1,150,352

Liabilities & Stockholders’ Equity:
Current liabilities:
Short-term borrowings	$1,243	$1,773
Current installments of long-term debt	1,135	4,551
Deferred profit	3,327	3,586
Other current liabilities	72,858	93,511
Total current liabilities	78,563	103,421
Long-term debt (1)	7,592	34,303
Non-current operating lease liabilities	11,408	13,175
Other noncurrent liabilities	45,259	49,283
Cohu stockholders’ equity	896,210	950,170
Total liabilities & stockholders’ equity	$1,039,032	$1,150,352

(1)	On February 9, 2024, the Company made a cash payment of $29.3 million to repay the remaining outstanding amounts owed under our Term Loan B.

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	June 29,	March 30,	July 1,
	2024	2024	2023
Income (loss) from operations - GAAP basis (a)	$(16,299)	$(17,973)	$15,659
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	262	227	216
Research and development (R&D)	1,001	834	819
Selling, general and administrative (SG&A)	4,320	3,567	3,397
	5,583	4,628	4,432
Amortization of purchased intangible assets (c)	9,748	9,795	9,006
Restructuring charges related to inventory adjustments in COS (d)	(12)	(4)	(13)
Restructuring charges (d)	13	9	416
Manufacturing and sales transition costs included in (e):
COS	2	-	-
R&D	44	14	22
SG&A	1,196	1,640	166
	1,242	1,654	188
Impairment charge included in SG&A (f)	-	966	-
Inventory step-up included in COS (g)	-	-	149
Acquisition costs included in SG&A (h)	1	174	140
Depreciation of PP&E step-up included in SG&A (i)	12	12	14
Income (loss) from operations - non-GAAP basis (j)	$288	$(739)	$29,991

Net income (loss) - GAAP basis	$(15,769)	$(14,635)	$10,584
Non-GAAP adjustments (as scheduled above)	16,587	17,234	14,332
Tax effect of non-GAAP adjustments (k)	(1,400)	(1,999)	(2,004)
Net income (loss) - non-GAAP basis	$(582)	$600	$22,912

GAAP net income (loss) per share - diluted	$(0.34)	$(0.31)	$0.22

Non-GAAP net income (loss) per share - diluted (l)	$(0.01)	$0.01	$0.48

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre- and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring and manufacturing transition activities including employee headcount reductions and other organizational changes to align our business strategies in light of the acquisitions of MCT and EQT. Restructuring and manufacturing transition costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Impairment charges have been excluded as these amounts are infrequent and are unrelated to the operational performance of Cohu. PP&E and inventory step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company. Acquisition costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(15.6)%, (16.7)% and 9.3% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of MCT.
(e)	To eliminate the manufacturing transition and severance costs.
(f)	To eliminate the impairment of the Company’s investment in Fraes-und Technologiezentrum GmbH Frasdorf.
(g)	To eliminate amortization of inventory step up charges related to acquisitions.
(h)	To eliminate professional fees and other direct incremental expenses incurred related to acquisitions.
(i)	To eliminate depreciation of PP&E step up charges related to the acquisition of MCT and EQT.
(j)	0.3%, (0.7)% and 17.8% of net sales, respectively.
(k)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(l)

The three months ended March 30, 2024 was computed using 47,606 shares outstanding as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income. All other periods presented were calculated using the number of GAAP diluted shares outstanding.

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands, except per share amounts)

	Six Months Ended
	June 29,	July 1,
	2024	2023
Income (loss) from operations - GAAP basis (a)	$(34,272)	$35,536
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	489	396
Research and development (R&D)	1,835	1,685
Selling, general and administrative (SG&A)	7,887	6,265
	10,211	8,346
Amortization of purchased intangible assets (c)	19,543	17,760
Restructuring charges related to inventory adjustments in COS (d)	(16)	(41)
Restructuring charges (d)	22	1,304
Manufacturing and sales transition costs included in (e):
COS	2	18
R&D	58	22
SG&A	2,836	419
	2,896	459

Impairment charge included in SG&A (f)	966	-
Inventory step-up included in COS (g)	-	273
Acquisition costs included in SG&A (h)	175	525
Depreciation of PP&E step-up included in SG&A (i)	24	23
Income (loss) from operations - non-GAAP basis (j)	$(451)	$64,185

Net income (loss) - GAAP basis	$(30,404)	$26,269
Non-GAAP adjustments (as scheduled above)	33,821	28,649
Tax effect of non-GAAP adjustments (k)	(3,399)	(5,061)
Net income - non-GAAP basis	$18	$49,857

GAAP net income (loss) per share - diluted	$(0.65)	$0.55

Non-GAAP income per share - diluted (l)	$0.00	$1.04

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre- and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring and manufacturing transition activities including employee headcount reductions and other organizational changes to align our business strategies in light of the acquisitions of MCT and EQT. Restructuring and manufacturing transition costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Impairment charges have been excluded as these amounts are infrequent and are unrelated to the operational performance of Cohu. PP&E and inventory step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company. Acquisition costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(16.1)% and 10.2% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of MCT.
(e)	To eliminate the manufacturing transition and severance costs.
(f)	To eliminate the impairment of the Company’s investment in Fraes-und Technologiezentrum GmbH Frasdorf.
(g)	To eliminate amortization of inventory step up charges related to acquisitions.
(h)	To eliminate professional fees and other direct incremental expenses incurred related to acquisitions.
(i)	To eliminate the property, plant & equipment step-up depreciation accelerated related to the acquisition of MCT and EQT.
(j)	(0.2)% and 18.4% of net sales, respectively.
(k)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(l)

The six months ended June 29, 2024 was computed using 47,390 shares outstanding as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income. The six months ended July 1, 2023 was calculated using the number of GAAP diluted shares outstanding.

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands)

	Three Months Ended
	June 29,	March 30,	July 1,
	2024	2024	2023
Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$46,922	$49,249	$80,345
Non-GAAP adjustments to cost of sales (as scheduled above)	252	223	352
Gross profit - Non-GAAP basis	$47,174	$49,472	$80,697

As a percentage of net sales:
GAAP gross profit	44.8%	45.8%	47.6%
Non-GAAP gross profit	45.1%	46.0%	47.8%

Adjusted EBITDA Reconciliation
Net income - GAAP Basis	$(15,769)	$(14,635)	$10,584
Income tax provision (benefit)	1,286	(1,700)	6,435
Interest expense	144	289	727
Interest income	(2,333)	(2,709)	(2,732)
Amortization of purchased intangible assets	9,748	9,795	9,006
Depreciation	3,413	3,429	3,361
Amortization of cloud-based software implementation costs (2)	709	709	700
Loss on extinguishment of debt	-	241	-
Other non-GAAP adjustments (as scheduled above)	6,827	7,427	5,312
Adjusted EBITDA	$4,025	$2,846	$33,393

As a percentage of net sales:
Net income - GAAP Basis	(15.1)%	(13.6)%	6.3%
Adjusted EBITDA	3.8%	2.6%	19.8%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$63,221	$67,222	$64,686
Non-GAAP adjustments to operating expenses (as scheduled above)	(16,335)	(17,011)	(13,980)
Operating Expenses - Non-GAAP basis	$46,886	$50,211	$50,706

(1)	Excludes amortization of $7,486, $7,522 and $7,102 for the three months ending June 29, 2024, March 30, 2024 and July 01, 2023, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.

	Six Months Ended
	June 29,	July 1,
	2024	2023
Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$96,171	$166,563
Non-GAAP adjustments to cost of sales (as scheduled above)	475	646
Gross profit - Non-GAAP basis	$96,646	$167,209

As a percentage of net sales:
GAAP gross profit	45.3%	47.8%
Non-GAAP gross profit	45.5%	48.0%

Adjusted EBITDA Reconciliation
Net income (loss) - GAAP Basis	$(30,404)	$26,269
Income tax provision	(414)	11,408
Interest expense	433	1,855
Interest income	(5,042)	(5,450)
Amortization of purchased intangible assets	19,543	17,760
Depreciation	6,842	6,698
Amortization of cloud-based software implementation costs (2)	1,418	1,400
Loss on extinguishment of debt	241	369
Other non-GAAP adjustments (as scheduled above)	14,254	10,866
Adjusted EBITDA	$6,871	$71,175

As a percentage of net sales:
Net income (loss) - GAAP Basis	-14.3%	7.5%
Adjusted EBITDA	3.2%	20.4%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$130,443	$131,027
Non-GAAP adjustments to operating expenses (as scheduled above)	(33,346)	(28,003)
Operating Expenses - Non-GAAP basis	$97,097	$103,024

(1)	Excludes amortization of $15,008 and $13,993 for the six months ending June 29, 2024 and July 01, 2023, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.